Exhibit 99.1

Rotech Healthcare Inc.

Philip L. Carter

President & Chief Executive Officer

Steven Alsene

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

ROTECH HEALTHCARE INC., RECEIVES NASDAQ NOTICE

REGARDING CAPITAL MARKET LISTING DEFICIENCY

ORLANDO, FL – April 23, 2008 - Rotech Healthcare Inc., (NASDAQ: ROHI) (the “Company”) announced that it received on April 17, 2008 a Nasdaq Staff Determination letter stating that the Company has failed to comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years for continued listing on the Nasdaq Capital Market.

In its letter, the Nasdaq Staff states that based on its review of materials submitted by the Company, the Staff has determined to deny the Company’s request for continued listing on The Nasdaq Capital Market. Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on April 28, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company may appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel by requesting a hearing by April 24, 2008. A hearing request will stay the suspension of the Company’s securities and the filing of a Form 25-NSE with the Securities and Exchange Commission. The Company intends to request such a hearing from the Panel.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. The Company’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: whether the Company can prepare a plan to achieve and sustain compliance with the NASDAQ Capital Market listing requirements; whether any such plan of compliance with the NASDAQ Capital Market listing requirements will be deemed adequate by the Nasdaq Listing

Qualifications Panel; the Company’s ability to regain and maintain compliance with the NASDAQ Capital Market listing requirements generally; and other factors as described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, beliefs, projections or expectations only as of the date hereof. The Company does not undertake any obligation to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.